                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
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                            ASSET PURCHASE AGREEMENT

                             dated as of May 2, 2002

                                      among

                                  BUCKMIN INC.
                                CASUAL MALE CORP.
                               ELM EQUIPMENT CORP.
                                    ISAB INC.
                            JBAK CANTON REALTY, INC.
                                JBI APPAREL INC.
                            JBI HOLDING COMPANY INC.
                                    JBI INC.
                               LP INNOVATIONS INC.
                                 MORSE SHOE INC.
                          MORSE SHOE INTERNATIONAL INC.
                             SPENCER COMPANIES INC.
                            TCM HOLDING COMPANY INC.
                                   TCMB&T INC.
                              THE CASUAL MALE INC.
                            WHITE CAP FOOTWEAR, INC.
                                    WGS CORP.

                                       and

                                  DESIGNS, INC.

================================================================================

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                                TABLE OF CONTENTS

                                                                                                            PAGE
                                 ARTICLE I

                                DEFINITIONS

Section 1.1      Defined Terms.................................................................................2
Section 1.2      Other Definitional Provisions.................................................................8

                                ARTICLE II

                    TRANSFER OF ASSETS AND LIABILITIES

Section 2.1      Assets to be Sold.............................................................................8
Section 2.2      Excluded Assets..............................................................................10
Section 2.3      Liabilities to be Assumed by Buyer...........................................................12
Section 2.4      Excluded Liabilities.........................................................................13
Section 2.5      Real Property Leases, Equipment Leases and Assumed Contracts.................................14
Section 2.6      Warranties...................................................................................15

                                ARTICLE III

                        CLOSING AND PURCHASE PRICE

Section 3.1      Closing; Transfer of Possession; Certain Deliveries..........................................15
Section 3.2      Purchase Price...............................................................................16
Section 3.3      Adjustment Amount............................................................................17
Section 3.4      Allocation of Purchase Price.................................................................17
Section 3.5      Deposit......................................................................................17
Section 3.6      Additional Contracts.........................................................................17
Section 3.7      Additional Equipment Leases..................................................................18

                                ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 4.1      Organization and Good Standing...............................................................18
Section 4.2      Execution and Effect of Agreement............................................................18
Section 4.3      No Contravention.............................................................................18
Section 4.4      Third Party Approvals........................................................................19
Section 4.5      Subsidiaries.................................................................................19
Section 4.6      Securex Liabilities..........................................................................19
Section 4.7      Taxes........................................................................................19

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
Section 4.8      Compliance with Law..........................................................................20
Section 4.9      Governmental Permits.........................................................................20
Section 4.10     Securex Litigation...........................................................................20
Section 4.11     Real Estate; Real Property Leases............................................................20
Section 4.12     Contracts....................................................................................20
Section 4.13     Intellectual Property........................................................................20
Section 4.14     Labor Matters................................................................................21
Section 4.15     Employee Benefits............................................................................21
Section 4.16     Insurance....................................................................................21
Section 4.17     Brokers and Finders..........................................................................21
Section 4.18     Financial Statements.........................................................................22
Section 4.19     Mortgage.....................................................................................22

                                 ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF BUYER

Section 5.1      Organization and Good Standing...............................................................22
Section 5.2      Execution and Effect of Agreement............................................................22
Section 5.3      No Contravention.............................................................................22
Section 5.4      Third Party Approvals........................................................................23
Section 5.5      Brokers and Finders..........................................................................23
Section 5.6      Funds........................................................................................23
Section 5.7      Organizational Documents.....................................................................23
Section 5.8      Investigation and Evaluation.................................................................23

                                ARTICLE VI

                         COVENANTS OF THE PARTIES

Section 6.1      Conduct of Business..........................................................................23
Section 6.2      Access.......................................................................................25
Section 6.3      Public Announcements.........................................................................25
Section 6.4      Reasonable Efforts...........................................................................25
Section 6.5      Notification of Certain Matters..............................................................26
Section 6.6      Employees....................................................................................26
Section 6.7      Further Assurances...........................................................................27
Section 6.8      Further Agreements...........................................................................27
Section 6.9      Payment of Transfer Taxes and Tax Filings....................................................27
Section 6.10     Utilities and Bank Accounts..................................................................28
Section 6.11     Proration of Taxes and Certain Charges.......................................................28
Section 6.12     Bulk Sales...................................................................................28
Section 6.13     [Reserved.]..................................................................................29
Section 6.14     [Reserved.]..................................................................................29
Section 6.15     Insurance Deductibles........................................................................29
Section 6.16     Lease/Contract Rejection Options.............................................................29

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
Section 6.17     Regulatory Approval..........................................................................30
Section 6.18     Avoidance Action.............................................................................30
Section 6.19     Limited License..............................................................................31
Section 6.20     Work `n Gear.................................................................................31
Section 6.21     Real Property Leases.........................................................................31
Section 6.22     Continued Employee Loans.....................................................................31
Section 6.23     Consent Fees.................................................................................31

                                ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF THE PARTIES

Section 7.1      Conditions Precedent to Obligations of All Parties...........................................31
Section 7.2      Conditions Precedent to the Obligations of Buyer.............................................32
Section 7.3      Conditions Precedent to the Obligations of Sellers...........................................33

                               ARTICLE VIII

                                TERMINATION

Section 8.1      Termination of Agreement.....................................................................34
Section 8.2      No Liabilities in Event of Termination.......................................................35
Section 8.3      Treatment of Cash Deposit Upon Termination...................................................35
Section 8.4      [Reserved.]..................................................................................35
Section 8.5      Abandonment..................................................................................35

                                ARTICLE IX

                              INDEMNIFICATION

Section 9.1      No Survival of Representations and Warranties................................................35
Section 9.2      Indemnification..............................................................................36

                                 ARTICLE X

                               MISCELLANEOUS

Section 10.1     Expenses.....................................................................................38
Section 10.2     Assignment...................................................................................38
Section 10.3     Parties in Interest..........................................................................38
Section 10.4     Notices......................................................................................39
Section 10.5     CHOICE OF LAW................................................................................40
Section 10.6     Entire Agreement; Amendments and Waivers.....................................................40
Section 10.7     Counterparts.................................................................................40
Section 10.8     Severability.................................................................................40
Section 10.9     Headings.....................................................................................40

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
Section 10.10    EXCLUSIVE JURISDICTION.......................................................................41
Section 10.11    WAIVER OF RIGHT TO TRIAL BY JURY.............................................................41
Section 10.12    Specific Performance.........................................................................41
Section 10.13    Third-Party Beneficiaries....................................................................41
Section 10.14    Schedules....................................................................................41
Section 10.15    Counting.....................................................................................42
Section 10.16    Service of Process...........................................................................42
Section 10.17    Time of Essence..............................................................................42
Section 10.18    Exhibits and Schedules.......................................................................42
Section 10.19    Interpretation...............................................................................42
Section 10.20    Preparation of this Agreement................................................................42
Section 10.21    Power of Attorney............................................................................43
Section 10.22    WGS Assets...................................................................................43

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                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated as of May 2, 2002 by and among Buckmin Inc., a Massachusetts corporation ("BI"), Casual Male Corp. (f/k/a J. Baker, Inc.), a Massachusetts corporation ("CMC"), Elm Equipment Corp., a Massachusetts corporation ("EEC"), ISAB Inc., a Delaware corporation ("ISAB"), JBI Apparel Inc., a Massachusetts corporation ("JBIA"), JBI Holding Company Inc., a Delaware corporation ("JBIH"), JBI Inc., a Massachusetts corporation ("JBI"), LP Innovations Inc., a Massachusetts corporation ("LPI"), Morse Shoe Inc., a Delaware corporation ("MSI"), Morse Shoe International Inc., a Delaware corporation ("MSII"), Spencer Companies Inc., a Massachusetts corporation ("SCI"), TCM Holding Company Inc., a Delaware corporation ("TCMH"), TCMB&T Inc., a Massachusetts corporation ("TCMB"), The Casual Male Inc., a Massachusetts corporation ("CMI"), White Cap Footwear, Inc., a Delaware corporation ("WCF"), JBAK Canton Realty, Inc., a Massachusetts corporation ("JBAK CANTON"), and WGS Corp., a Massachusetts corporation (all of the foregoing entities, each a "SELLER" and collectively, "SELLERS"), and Designs, Inc., a Delaware corporation ("BUYER").

                              W I T N E S S E T H:

          WHEREAS, CMC, through its direct and indirect operating subsidiaries other than WGS Corp. ("WGS" or "WORK 'N GEAR"), is presently engaged, (i) through its Casual Male Big & Tall, Repp Ltd. Big & Tall/Casual Male Premier and B&T Factory Store businesses, in the sale of apparel to the big and tall man through diverse selling and marketing channels, including retail stores, catalogue, direct selling workforces and e-commerce web-sites and (ii) through LPI (including Securex), in providing loss prevention services (the foregoing ((i) and (ii)) is collectively referred to hereinafter as the "BUSINESS");

          WHEREAS, each of BI, CMC, EEC, ISAB, JBIA, JBIH, JBI, LPI, MSI, MSII, SCI, TCMH, TCMB, CMI and WCF commenced a case (each, a "CASE" and, collectively, the "CASES") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 ET SEQ. (the "BANKRUPTCY CODE") on May 18, 2001 by filing a voluntary petition with the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT");

          WHEREAS, the sale of assets and assumption of liabilities of the Business are subject to the supervision and control of Sellers subject to the approval of the Bankruptcy Court;

          WHEREAS, subject to the terms and conditions of this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, substantially all of the assets of Sellers related to the Business (other than the Excluded Assets (as hereinafter defined)), and enter into the other transactions set forth herein pursuant to, INTER ALIA, Sections 363 and 365 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure; and

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          WHEREAS, Sellers desire that Buyer assume, and Buyer has agreed to assume, certain liabilities of Sellers related to the Business to the extent set forth herein and in the Assignment and Assumption Agreement (as hereinafter defined).

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINED TERMS. As used herein, the terms below shall have the following respective meanings:

          "ADDITIONAL CONTRACTS" shall have the meaning ascribed to such term in
Section 3.6.

          "ADDITIONAL DEPOSIT" shall have the meaning ascribed to such term in
Section 3.5.

          "ADDITIONAL EQUIPMENT LEASES" shall have the meaning ascribed to such term in Section 3.7.

          "ADJUSTMENT AMOUNT" shall have the meaning ascribed to such term in
Section 3.3.

          "AFFILIATE" shall have the meaning set forth in Section 101 of the Bankruptcy Code.

          "AGREEMENT" shall mean this Agreement (together with all schedules and exhibits referenced herein).

          "ALLOCATION SCHEDULE" shall have the meaning ascribed to such term in
Section 3.4.

          "APPROVAL ORDER" shall have the meaning ascribed to such term in
Section 7.1(b).

          "ASSETS" shall have the meaning ascribed to such term in Section 2.1.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning ascribed to such term in Section 3.1(c)(ii).

          "ASSUMED CONTRACTS" shall have the meaning ascribed to such term in
Section 2.1(e).

          "ASSUMED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.3.

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          "ASSUMED MORTGAGE" shall mean the mortgage made by JBAK Canton Realty,
Inc. to The Chase Manhattan Bank, dated as of December 30, 1996, encumbering the Owned Real Property.

          "AUCTION" shall mean the auction concluded on May 2, 2002 at the offices of Cadwalader, Wickersham & Taft, pursuant to the Scheduling Order.

          "AVOIDANCE ACTIONS" shall have the meaning ascribed to such term in
Section 2.2(e).

          "BANKRUPTCY CODE" shall have the meaning ascribed to such term in the Recitals.

          "BANKRUPTCY COURT" shall have the meaning ascribed to such term in the Recitals.

          "BENEFIT PLANS" shall have the meaning ascribed to such term in
Section 4.15(a).

          "BUSINESS" shall have the meaning ascribed to such term in the Recitals.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "BUYER" shall have the meaning ascribed to such term in the Recitals.

          "CANTON REAL PROPERTY LEASE" shall have the meaning ascribed to such term in Section 2.1(a).

          "CASE" or "CASES" shall have the meaning ascribed to each such term in the Recitals.

          "CASH DEPOSIT" shall have the meaning ascribed to such term in Section 3.5.

          "CLAIMS" shall have the meaning ascribed to such term in Section
2.2(e).

          "CLOSING" shall have the meaning ascribed to such term in Section 3.1(a).

          "CLOSING DATE" shall have the meaning ascribed to such term in Section 3.1(a).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "COMMONLY CONTROLLED ENTITY" shall have the meaning ascribed to such term in Section 4.15(b).

          "CONTINUED EMPLOYEE LOANS" shall have the meaning ascribed to such term in Section 2.1(g).

          "CONTINUED EMPLOYEES" shall have the meaning ascribed to such term in
Section 6.6(a).

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          "CONTRACT" shall mean any mortgage, bond, indenture, lease, agreement, contract, contract right, purchase order, obligation, trust, instrument and other similar arrangements.

          "CONTRACT REJECTION DESIGNATION" shall have the meaning ascribed to such term in Section 6.16(b).

          "CONTRACT REJECTION OPTION" shall have the meaning ascribed to such term in Section 6.16(b).

          "CURE AMOUNTS" shall mean the amounts, as determined by the Bankruptcy Court, if any, necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults under the Real Property Leases, the Equipment Leases and the Assumed Contracts as and to the extent required under Section 365(b) of the Bankruptcy Code.

          "DAMAGES" shall have the meaning ascribed to such term in Section 9.2(a).

          "DELAYED ASSUMED MORTGAGE DATE" shall have the meaning ascribed to such term in Section 2.3(m).

          "DIP FACILITY" shall mean that certain Debtor in Possession Loan and Security Agreement, dated May 18, 2001, as amended, among CMC, the other Borrowers named therein, Fleet Retail Finance Inc., as Administrative and Collateral Agent, Back Bay Capital Funding LLC and the Revolving Credit Lenders named therein.

          "EMPLOYEE PAYMENTS" shall have the meaning ascribed to such term in
Section 2.3(n).

          "EMPLOYEES" shall have the meaning ascribed to such term in Section 6.6(a).

          "EQUIPMENT" shall have the meaning ascribed to such term in Section 2.1(c).

          "EQUIPMENT LEASES" shall have the meaning ascribed to such term in
Section 2.1(b).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA AFFILIATE" shall have the meaning ascribed to such term in
Section 2.4(f).

          "EXCLUDED ASSETS" shall have the meaning ascribed to such term in
Section 2.2.

          "EXCLUDED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.4.

          "FILED" shall mean filed, issued, renewed or the subject of a pending application.

          "GAAP" shall mean United States generally accepted accounting principles.

          "GOVERNMENTAL DIRECTIVE" shall have the meaning set forth in Section 4.8.

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          "GOVERNMENTAL ENTITY" shall mean any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court, arbitrator or other tribunal); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

          "GRANTOR" shall have the meaning ascribed to such term in Section
10.20.

          "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEMNIFIED PARTY" shall have the meaning ascribed to such term in
Section 9.2(c).

          "INDEMNIFYING PARTY" shall have the meaning ascribed to such term in
Section 9.2(c).

          "INITIAL DEPOSIT" shall have the meaning ascribed to such term in
Section 3.5.

          "INTELLECTUAL PROPERTY" shall mean all foreign and domestic trademarks, service marks and other indicia of origin, and all goodwill associated therewith and symbolized thereby, all inventions (whether patentable or not) and patents, all trade secrets and know-how, all published and unpublished works of authorship (whether copyrightable or not) and copyrights therein and thereto, any registrations and applications for the foregoing, and all other intellectual property rights therein.

          "INVENTORY" shall have the meaning ascribed to such term in Section 2.1(f).

          "KNOWLEDGE" with respect to any individual, shall mean the actual knowledge of such individual. The "Knowledge of Sellers" shall mean the Knowledge of the persons set forth on SCHEDULE 1.1.

          "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity, or other requirement or rule of law.

          "LEASE REJECTION DESIGNATION" shall have the meaning ascribed to such term in Section 6.16(a).

          "LEASE REJECTION OPTION" shall have the meaning ascribed to such term in Section 6.16(a).

          "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown, and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

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          "LIEN" shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust or other encumbrance.

          "MATERIAL ADVERSE EFFECT" shall mean any event, change or effect which materially and adversely affects the value of the Assets or the Business taken as a whole, other than events, changes or effects generally affecting (a) the United States economy (other than as a result of an act of war) or (b) either of the industries in which any Seller operates.

          "NOTICE" shall have the meaning ascribed to such term in Section
9.2(c).

          "ORDER" shall mean any judgment, order, injunction, writ, ruling, verdict, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

          "OUTSIDE DATE" shall have the meaning ascribed to such term in Section 8.1(b).

          "OWNED INTELLECTUAL PROPERTY" shall mean Intellectual Property owned by a Seller.

          "OWNED REAL PROPERTY" shall mean that certain property located at 555 Turnpike Street, Canton, Massachusetts 02021.

          "PERMITS" shall have the meaning ascribed to such term in Section 2.1(d).

          "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

          "POST-PETITION" shall mean any time after the commencement of the Cases.

          "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

          "PROFESSIONAL EXPENSES" shall mean the legal and other professional fees of Sellers' estates in connection with the Cases (including professionals for each Seller and for the committee of unsecured creditors).

          "PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 3.2.

          "REAL PROPERTY LEASES" shall have the meaning ascribed to such term in
Section 2.1(a).

          "REJECTED CONTRACTS" shall have the meaning ascribed to such term in
Section 6.16(b).

          "REJECTED LEASES" shall have the meaning ascribed to such term in
Section 6.16(a).

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          "REJECTED STORE INVENTORY" shall have the meaning ascribed to such term in Section 6.16(a).

          "REJECTED STORE INVENTORY REMOVAL DEADLINE" shall have the meaning ascribed to such term in Section 6.16(a).

          "REJECTED STORE VACATE DATE" shall have the meaning ascribed to such term in Section 6.16(a).

          "REJECTED STORES" shall have the meaning ascribed to such term in
Section 6.16(a).

          "REPRESENTATIVE" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

          "SALE HEARING" shall mean the hearing to be scheduled and conducted by the Bankruptcy Court to consider approval and entry of the Approval Order.

          "SALE MOTION" shall mean the motion or motions of Sellers, in form and substance reasonably satisfactory to Buyer, seeking approval and entry of the Scheduling Order and the Approval Order.

          "SCHEDULING ORDER" shall mean the Order of the Bankruptcy Court entered on April 4, 2002, containing the Auction procedures.

          "SECUREX" shall mean Securex LLC, a Delaware limited liability company.

          "SELLER" or "SELLERS" shall have the meaning ascribed to each such term in the Recitals.

          "STORES" shall mean all of the stores of Sellers listed on SCHEDULE A attached hereto.

          "SUBSIDIARY" shall mean, with respect to any Person at any time, any corporation, partnership, limited liability company or other legal entity of which such Person owns, directly or indirectly, 50% or more of the economic interests in, or voting rights with respect to the election of the board of directors or other governing body of, such corporation or other legal entity.

          "TAX" or "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, income, profits, gains, net worth, sales and use, ad valorem, gross receipts, business and occupation, license, minimum, alternative minimum, environmental, estimated, stamp, custom duties, occupation, property (real or personal), franchise, capital stock, license, excise, value added, payroll, employees, income withholding, social security, unemployment or other tax, together with any penalty, addition to tax or interest on the foregoing.

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          "TAX RETURN" shall have the meaning ascribed to such term in Section
4.7.

          "TRANSFER TAX" or "TRANSFER TAXES" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto, but such term shall not include any Tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

          "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Law, and the rules and regulations thereunder and under any successor Law.

          Section 1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

                                   ARTICLE II

                       TRANSFER OF ASSETS AND LIABILITIES

          Section 2.1 ASSETS TO BE SOLD. Subject to Section 2.2, the other provisions of this Agreement and the Approval Order, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, and accept, the following assets used or held for use by Sellers in the conduct of the Business (collectively, the "ASSETS"):

          (a) Sellers' rights in, to and under (i) the real estate leases or subleases and all amendments thereto used in the Business set forth in SCHEDULE 2.1(a) under which any Seller is a lessor or lessee or sublessor or sublessee of real property relating to the operation of the Stores, and (ii) the Lease Agreement, dated December 11, 1996 (the "CANTON REAL PROPERTY LEASE"), by and between JBAK Canton, as landlord, and JBI, as tenant, demising the Owned Real Property (collectively, the "REAL PROPERTY LEASES");

          (b) Sellers' rights in, to and under the equipment leases used in the Business including those set forth in SCHEDULE 2.1 (b) (collectively, the "EQUIPMENT LEASES");

          (c) The furniture, fixtures, equipment, supplies and other tangible personal property owned by Sellers used in the Stores (collectively, the "EQUIPMENT"), and all warranties, if any, express or implied, existing for the benefit of any Seller in connection with the Equipment, to the extent such warranties are transferable at no expense to Sellers;

          (d) All licenses, permits, franchises and other authorizations of any Governmental Entity relating to the Assets and to the operation of the Business including those listed on SCHEDULE 2.1(d) (collectively, the "PERMITS"), to the extent transferable or assignable and, in the case of non-material Permits, to the extent transferable or assignable at no expense to Sellers;

          (e) All Contracts and rights thereunder of any Seller, including Inventory and non-Inventory purchase orders for the benefit of any Seller, listed on SCHEDULE 2.1(e), and that certain Transition Services Agreement, dated as of March 11, 2002, by and between WGS and Sandy Point, LLC attached hereto as EXHIBIT B (collectively, the "ASSUMED CONTRACTS"), to the extent transferable or assignable and, in the case of non-material Assumed Contracts, to the extent transferable or assignable at no expense to Sellers (other than Cure Amounts as provided herein);

          (f) The merchandise inventory relating exclusively to the Business held for sale by Sellers (i) located in Sellers' Stores, (ii) located in Sellers' distribution center, (iii) in-transit on the Closing Date to Sellers' distribution center and (iv) in-transit on the Closing Date to Sellers' Stores from Sellers' distribution center or from Sellers' other Stores (collectively, the "Inventory"), and all warranties, if any, express or implied, existing for the benefit of Sellers in connection with the Inventory, to the extent such warranties are transferable;

          (g) All cash in the cash registers at all Stores after the close of business on the day prior to the Closing Date (and in no event less than $400 per Store), subject to Section 6.1(b), and all loans owed to any Seller from any Continued Employee all of which are listed on SCHEDULE 2.1(g) (such loans, the "CONTINUED EMPLOYEE LOANS");

          (h) All books, records, files or papers of Sellers, whether in hard copy or computer format, relating to the Assets or to the on-going operation of the Business consistent with past practices (or an accurate copy thereof), including, sales and promotional literature, manuals and data, sales and purchase correspondence, customer lists, vendor lists, mailing lists, catalogues, research material, URLs, know-how, specifications, designs, drawings, processes and quality control data, if any, or any other intangible property and applications for the same, in the case of non-material Assets to the extent transferable at no expense to Sellers;

          (i) All of Sellers' right, title or interest to all Intellectual Property owned by Sellers and necessary to operation of the Business as presently conducted, including the Intellectual Property listed on SCHEDULE 2.1(i);

          (j) All membership interests in Securex;

          (k) All furniture, fixtures or equipment used for the Business by Sellers in their warehousing, distribution, headquarters or catalogue and e-commerce call and fulfillment facilities used in the Business;

          (l) All assets and any rights under any Benefit Plan, including Sellers' pension plans and supplemental retirement plans, or any agreement relating to employee benefits, employment or compensation of Sellers or their respective employees, but only to the extent such Benefit Plans (including related agreements) are assumed by Buyer hereunder,

          (m) All insurance policies, insurance claims and proceeds set forth in
SCHEDULE 2.1(m); PROVIDED, HOWEVER, that Buyer shall cause each Seller to be named and maintained as an additional insured under such insurance policies until the close of the Cases, subject to Section 6.15;

          (n) (i) Any security, vendor, utility or other deposits, including any security deposits given in favor of lessors of real property, (ii) any rights to receive from such lessors unpaid construction allowances, (iii) any prepaid expenses in excess of actual expenses from whatever source, and (iv) any other cash due and owing any Seller in respect of such leases owed to Seller by such lessor prior to the Closing Date; PROVIDED, HOWEVER, that the foregoing shall not apply to any deposits or claims with respect to any real property, Real Property Leases or Contracts that are not acquired by Buyer hereunder;

          (o) All rights with respect to the bank accounts (other than the cash in such bank accounts) of each Seller used by the Stores, to the extent transferable at no expense to Sellers;

          (p) All marketing materials and works-in-progress, and all related prepaid expenses, for use in the Business after the Closing;

          (q) All contractual, prepaid or other rights of any Seller to maintenance and/or upgrades of the software for which any Seller has a license as set forth on Schedule 2.1(i), to the extent transferable or assignable at no expense to Sellers;

          (r) Specified assets of Work 'n Gear set forth on SCHEDULE 2.1(r);

          (s) All assets, including prepaid expenses, contracts, leases and agreements, directly and indirectly materially related to the operations of the Business on an on-going basis as historically operated, and not otherwise explicitly enumerated in Section 2.2;

          (t) All amounts due to any Seller with respect to Inventory on lay-away;

          (u) The Owned Real Property; and

          (v) All goodwill related to the foregoing.

          Section 2.2 EXCLUDED ASSETS. Sellers shall retain, and Buyer shall not purchase, any of Sellers' right, title or interest in or to any assets or properties of Sellers that are not expressly enumerated in Section 2.1 (subject to Section 2.1(s)), including, without limitation, any of Sellers' right, title or interest in or to any of the following (collectively, the "EXCLUDED ASSETS"), all of which shall remain the exclusive property of Sellers free and clear of any Claim of Buyer:

          (a) All cash (whether in bank accounts or otherwise) and cash equivalents or similar type investments, uncollected checks, certificates of deposit, Treasury bills and other marketable securities, except for cash described in Section 2.1(g);

          (b) Loans owed to any Seller by any Employee (other than any Continued Employee) or director of any Seller;

          (c) All assets of WGS and the business known as "Work 'N Gear" sold pursuant to that certain Asset Purchase Agreement, dated as of March 11, 2002, by and between WGS and Sandy Point, LLC, except those assets set forth on
SCHEDULE 2.1(r);

          (d) Any Contracts other than the Assumed Contracts, the Equipment Leases or the Real Property Leases;

          (e) All rights, demands, claims, actions and causes of action (collectively, the "CLAIMS") that any Seller or any of their Affiliates may have against any third party, including any Governmental Entity, for causes of action based on Chapter 5 of the Bankruptcy Code (collectively, the "AVOIDANCE ACTIONS");

          (f) All Claims that any Seller or any of their Affiliates may have against any third party (including Governmental Entities) for refund or credit of any type with respect to Taxes accrued with respect to periods ending on or prior to the Closing Date;

          (g) All Claims which any Seller or any of their Affiliates may have against any third Person with respect to any Excluded Assets or otherwise arising prior to the Closing Date;

          (h) All Claims (other than warranty Claims covering Equipment included in Section 2.1(c) or covering Inventory included in Section 2.1(f)) which any Seller or any of their Affiliates may have against any Person with respect to any Asset;

          (i) All insurance policies, insurance claims and proceeds set forth in
SCHEDULE 2.2(i);

          (j) All rights of any Seller under this Agreement and the agreements and instruments delivered to Sellers by Buyer pursuant to this Agreement;

          (k) Any amounts due to any Seller from retail customers of any Seller for products sold to retail customers prior to the Closing Date (whether such amounts are due directly from retail purchasers of products, from credit card processors, or from a licensor that has collected such amounts for subsequent disbursement to Sellers pursuant to an Assumed Contract, or otherwise), except any amounts due to any Seller with respect to Inventory on layaway;

          (l) Accounts receivable owned by any Seller as of the Closing Date (other than as set forth in Section 2.1(t)), including any receivable arising out of the conduct of the Business prior to the Closing Date;

          (m) All capital stock of, and all membership interests in, any Seller;

          (n) All rights with respect to bank accounts other than Store bank accounts listed on SCHEDULE 2.1(o); and

          (o) All board minutes and other documents not relating to the operation of the Business on an on-going basis as historically operated prior to the Closing.

          Section 2.3 LIABILITIES TO BE ASSUMED BY BUYER. Upon the transfer of the Assets on the Closing Date, Buyer shall assume and pay when due and discharge the following Liabilities (collectively, the "ASSUMED LIABILITIES"):

          (a) Liabilities arising out of the ownership of the Assets and the operation of the Business by Buyer or any other Person, including, without limitation, Liability for personal injury of customers or employees, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Closing;

          (b) Liabilities, other than Cure Amounts, under the Real Property Leases assumed under this Agreement arising from and after the Closing, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Closing;

          (c) Liabilities, other than Cure Amounts, under the Assumed Contracts, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Closing;

          (d) Liabilities, other than Cure Amounts, under the Equipment Leases, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Closing;

          (e) Liabilities under accounts payable related to the Business, together with any interest accrued thereon, including, without limitation, any post-petition Liability (other than Professional Expenses) incurred by any Seller in the ordinary course of business which remains unpaid on the Closing Date in the ordinary course of business (including any uncleared checks to be listed on a schedule provided by Sellers to Buyer on the Closing Date). Notwithstanding the foregoing, Buyer shall assume Liabilities under (i) accounts payable related to the in-transit Inventory whether such Liabilities occur before or after the Closing and (ii) purchase orders for Inventory and non-Inventory items listed on SCHEDULE 2.1(e);

          (f) Liabilities related to employment of any Continued Employees, including the termination of Continued Employees, occurring or existing after the Closing, including, without limitation, liabilities of Buyer as set forth in
Section 6.6;

          (g) Liabilities for accrued vacation time, bonus or other incentive compensation payments payable to Continued Employees after the Closing Date but earned in whole or in part prior to the Closing Date as set forth in SCHEDULE 2.3(g), or incurred or accrued in the ordinary course after the date hereof;

          (h) Except as provided for in Section 2.4(f), Liabilities under any Benefit Plan, including Sellers' pension plans and supplemental retirement plans or any agreement relating to employee benefits, employment or compensation of any Seller or its respective employees;

          (i) [Reserved];

          (j) [Reserved];

          (k) Liabilities of any Seller for replacement of, or refund for, damaged, defective or other returned products or of warranty, products liability, safety, advertising or other claims in respect to the Inventory, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Closing;

          (l) Liabilities for non-prepaid expenses for the benefit of the Business, but only to the extent that the event or state of facts giving rise to such Liability occurs or continues to exist after the Closing; PROVIDED, HOWEVER, that such expenses shall be substantially as set forth in the marketing plan and budget attached hereto as SCHEDULE 2.3(l);

          (m) Liabilities related to the Assumed Mortgage; PROVIDED, HOWEVER, in the event that the consents required to assign the Assumed Mortgage to Buyer pursuant to that certain Mortgage and Security Agreement, dated as of December 30, 1996, by and between JBAK Canton, as mortgagor, and The Chase Manhattan Bank, as mortgagee, have not been obtained on or prior to the Closing Date, then Buyer shall not assume the Liabilities under the Assumed Mortgage or acquire ownership of the Owned Real Property until the earlier of (i) the date that such consents are obtained, or (ii) the date that is ninety (90) days after the Closing Date ("DELAYED ASSUMED MORTGAGE DATE"); PROVIDED FURTHER, HOWEVER, between the Closing Date and the Delayed Assumed Mortgage Date, in addition to paying all obligations under the Canton Real Property Lease, Buyer shall reimburse Sellers for any other obligations payable under the Assumed Mortgage or the Note (as defined in the Assumed Mortgage) during such period;

          (n) Liabilities related to stay bonuses of any Employee payable by any Seller as previously disclosed in writing to Buyer via facsimile transmission on April 10, 2002 (the "EMPLOYEE PAYMENTS");

          (o) Liabilities related to severance payments of any Employee payable by any Seller as previously disclosed in writing to Buyer via facsimile transmission on April 10, 2002; and

          (p) Liabilities relating to any prepayment penalties payable by any Seller as a result of any repayment of amounts under Tranche A and Tranche B of the DIP Facility but not any Liabilities with respect to Tranche C of the DIP Facility.

          Section 2.4 EXCLUDED LIABILITIES. Except as otherwise set forth in this Agreement, Buyer shall not assume, and shall be deemed not to have assumed, any Liabilities except for the Assumed Liabilities, and Sellers shall be solely and exclusively liable with respect to all Liabilities of Sellers other than the Assumed Liabilities (collectively, the "EXCLUDED LIABILITIES"), including, but not limited to, those Liabilities set forth below:

          (a) Any Liabilities which arise, whether before, on or after the Closing, out of, or in connection with, the Excluded Assets;

          (b) Any Liabilities under the Assumed Contracts, to the extent that the event or state of facts giving rise to such Liability does not occur after the Closing; PROVIDED, HOWEVER,

Buyer shall assume Liabilities relating to any Inventory ordered by any Seller that has not arrived prior to the Closing Date;

          (c) Except as set forth in Section 2.3, any Liabilities under the Equipment Leases or the Real Property Leases, to the extent that the event or state of facts giving rise to such Liability does not occur after the Closing;

          (d) Any Liabilities arising out of, or in connection with, any Proceedings arising out of the operation of the Business, to the extent that the event or state of facts giving rise to such Liability does not occur after the Closing;

          (e) Any Liabilities arising out of or in connection with any indebtedness of any Seller or any of its Affiliates to their lenders or to their vendors of goods and services delivered or furnished to any Seller that does not occur or continue to exist after the Closing, except as otherwise provided in this Agreement (including Section 2.3(e));

          (f) Except for Liabilities set forth in Section 2.3, any Liabilities attributable to, incurred in connection with, arising from, or relating to, any collective bargaining agreement, or any bonus, incentive, deferred compensation, medical, health, life or other insurance, welfare, fringe benefit, retention, consulting, change of control, employment, stock option, stock appreciation right, stock purchase, phantom stock or other equity-based, performance, pension, retirement or any other incentive, compensation or benefit plan, program, policy, agreement or arrangement (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA), sponsored, maintained, contributed to or required to be contributed to at any time by Sellers or any trade or business which together with Sellers would be deemed (or at any time would have been) a "single employer" within the meaning of Section 4001 of ERISA (each, an "ERISA AFFILIATE"), for the benefit of any current or former employee, officer, director, agent or consultant of Sellers, or of any ERISA Affiliate, whether formal or informal and whether legally binding or not, to the extent that the event or state of facts giving rise to such Liability occurs solely before the Closing Date or does not continue to exist after the Closing Date;

          (g) Any Liabilities for income Taxes of Sellers and any other Taxes of Sellers (other than Transfer Taxes, Liabilities for which are provided for in Section 6.9), including, but not limited to, all Taxes attributable to, incurred in connection with or arising out of the operation of the Business which are attributable to any period ending on or before the Closing Date, including those which are not due or assessed until after the Closing Date;

          (h) Any Liabilities of Sellers for replacement of, or refund for, damaged, defective or other returned products or of warranty, products liability, safety, advertising or other claims in respect to the Inventory, but only to the extent that the event or state of facts giving rise to such Liability does not occur or continue to exist after the Closing; and

          (i) Liabilities under the DIP Facility except as provided in Section 2.3(p).

          Section 2.5 REAL PROPERTY LEASES, EQUIPMENT LEASES AND ASSUMED CONTRACTS. Without limitation on Buyer's obligations to cooperate in seeking approval of the Bankruptcy Court for this Agreement, Buyer shall use its best efforts to establish and satisfy the requirements of adequate assurance of future performance for the assignment of all executory contracts and unexpired leases, including without limitation, Assumed Contracts, Equipment Leases and Real Property Leases, to be assigned to Buyer under this Agreement.

          Section 2.6 WARRANTIES. To the extent the Closing occurs, the Assets will be sold to Buyer, and Buyer hereby acknowledges and agrees that the Assets will be sold, "AS IS, WHERE IS", REGARDLESS OF THE CONDITION OF THE ASSETS AND WHETHER BUYER HAS INSPECTED AND EXAMINED THEM, AND EACH SELLER EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO EACH OF THE ASSETS. Buyer acknowledges that the representations and warranties set forth herein shall not survive the Closing.

                                   ARTICLE III

                           CLOSING AND PURCHASE PRICE

          Section 3.1 CLOSING; TRANSFER OF POSSESSION; CERTAIN DELIVERIES.

          (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated herein (the "CLOSING") shall take place at 10:00 a.m. (eastern standard time) on a date (the "CLOSING DATE") to be mutually agreed upon by the parties, which date shall not be later than the third Business Day after all the conditions set forth in Article VII hereof (excluding, but subject to the satisfaction or waiver of, conditions that, by their nature, cannot be satisfied prior to the Closing Date) shall have been satisfied or waived, unless another time or date is agreed to in writing by the parties. The Closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, unless otherwise mutually agreed to by the parties.

          (b) AT THE CLOSING, SELLERS SHALL DELIVER, OR SHALL CAUSE TO BE DELIVERED, TO BUYER:

          (i) Such bills of sale, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance reasonably necessary to vest in Buyer all of Sellers' interest in and title to the Assets in accordance herewith;

          (ii) An incumbency and specimen signature certificate, dated the Closing Date, from each Seller with respect to the officer or officers of each Seller executing this Agreement and any other documents delivered hereunder by or on behalf of Sellers;

          (iii) A certificate of each Seller, dated the Closing Date, signed by an authorized officer of each Seller, certifying that conditions specified in Sections 7.2(a) and (b) hereof have been fulfilled;

          (iv) A copy of the resolutions adopted by the Board of Directors of each Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of each Seller as of the Closing Date;

          (v) An assignment from each Seller of any trademarks listed on
     SCHEDULE 2.1(i); and

          (vi) Such other documents as may be reasonably requested by Buyer or its counsel necessary or appropriate to effectuate the terms of this Agreement; PROVIDED, HOWEVER, that Buyer shall provide Sellers with such documents at least three (3) Business Days prior to the Closing Date.

          (c) AT THE CLOSING, BUYER SHALL DELIVER, OR SHALL CAUSE TO BE DELIVERED, THE FOLLOWING:

          (i) A wire transfer of federal funds to an account designated by Sellers at least two (2) Business Days prior to the Closing Date in the amount of One Hundred Seventy Million Dollars ($170,000,000) (less the Cash Deposit and the Adjustment Amount);

          (ii) An assignment and assumption agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), in the form as attached as EXHIBIT A hereto, pursuant to which (a) Buyer shall assume the liabilities referred to in
     Section 2.3 hereof and (b) Sellers shall assign to Buyer all membership interests in Securex;

          (iii) A good standing certificate of Buyer dated within five (5) days of the Closing Date, issued by the Secretary of State of the jurisdiction of incorporation of Buyer;

          (iv) An incumbency and specimen signature certificate, dated the Closing Date, from Buyer with respect to the officers of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

          (v) A certificate of Buyer, dated the Closing Date, signed by an authorized financial officer of Buyer certifying that conditions specified in Sections 7.3(a) and (b) hereof have been fulfilled; and

          (vi) Such other documents as may be reasonably requested by any Seller or its counsel necessary or appropriate to effectuate the terms of this Agreement; PROVIDED, HOWEVER, that Sellers shall provide Buyer with such documents at least three (3) Business Days prior to the Closing Date.

          Section 3.2 PURCHASE PRICE. In consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3 and shall pay to Sellers at Closing in immediately available funds, by wire transfer to an account or accounts designated by Sellers, an amount in cash equal to One Hundred Seventy Million Dollars ($170,000,000) (the "PURCHASE PRICE") less (i) the Cash Deposit (as defined in Section 3.5 below) to the extent paid to Sellers and (ii) the Adjustment Amount.

          Section 3.3 ADJUSTMENT AMOUNT. The Purchase Price shall be reduced by an amount equal to the sum of (x) the outstanding principal and interest balance of the Assumed Mortgage on the Closing Date and (y) the Employee Payments (such sum, the "ADJUSTMENT AMOUNT").

          Section 3.4 ALLOCATION OF PURCHASE PRICE. Buyer shall prepare and deliver to Sellers a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price and the Assumed Liabilities among the Assets in accordance with
Section 1060 of the Code and any corresponding requirements of any state or local Tax Laws as soon as practicable after the Closing Date, and in no case later than forty-five (45) calendar days before the due date for filing any Tax Returns with respect to the Allocation Schedule. Sellers will have the right to raise reasonable objections to the Allocation Schedule within ten (10) calendar days after their receipt thereof, in which event Buyer and Sellers will negotiate in good faith to resolve such objections. If Buyer and Sellers cannot mutually resolve Sellers' reasonable objections to the Allocation Schedule within ten (10) calendar days after Buyer's receipt of such objections, such dispute with respect to the Allocation Schedule shall be presented to an independent accounting firm to be mutually selected by Buyer and Sellers, on the next day for a decision that shall be rendered by such accounting firm within ten (10) calendar days thereafter and shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Buyer and Sellers. Buyer and Sellers each shall report and file all Tax Returns (including amended Tax Returns and claims for refund) and shall cooperate in the filing of any forms (including Internal Revenue Service Form 8594) consistent with the Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). The Allocation Schedule shall have effect solely for Tax purposes and the parties hereby understand and agree that the Allocation Schedule shall have no impact or effect for any non-Tax purposes.

          Section 3.5 DEPOSIT. Buyer has placed on deposit an amount equal to Fourteen Million Five Hundred Thousand Dollars ($14,500,000) (the "INITIAL DEPOSIT"), in immediately available funds, by certified check or wire transfer to an account or accounts designated by Sellers. On or before the close of business on May 3, 2002, Buyer shall additionally place on deposit an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the "ADDITIONAL DEPOSIT" and, together with the Initial Deposit, the "CASH DEPOSIT"), in immediately available funds, by certified check or wire transfer to an account or accounts designated by Sellers. At Closing, the Purchase Price shall be reduced by the Cash Deposit to the extent such deposits are paid to Sellers. In the event that either party terminates this Agreement pursuant to the terms and conditions set forth in Article VIII of this Agreement, such Cash Deposit shall be transferred to the appropriate party in accordance with Section 8.3 within two (2) Business Days after such termination.

          Section 3.6 ADDITIONAL CONTRACTS. Buyer shall have the right to amend
SCHEDULE 2.1(e) to add additional Contracts not listed on SCHEDULE 2.1(e) (the "ADDITIONAL CONTRACTS"), provided such Additional Contracts were not previously disclosed to Buyer or were entered into after the date hereof; PROVIDED, HOWEVER, that except as otherwise agreed to by Sellers, Buyer shall designate such Additional Contracts no later than fifteen (15) days prior to the Sale Hearing. Sellers and Buyer shall take all commercially reasonable steps necessary to have all such Additional Contracts assumed by the relevant Sellers and assigned to Buyer or its designated Affiliate. Additional Contracts will be treated as Assumed Contracts for purposes of this Agreement.

          Section 3.7 ADDITIONAL EQUIPMENT LEASES. Buyer shall have the right to amend SCHEDULE 2.1(b) to add additional equipment leases not listed on SCHEDULE 2.1(b) (the "ADDITIONAL EQUIPMENT LEASES"), provided such Additional Equipment Leases were not previously disclosed to Buyer or were entered into after the date hereof; PROVIDED, HOWEVER, that except as otherwise agreed to by Sellers, Buyer shall designate such Additional Equipment Leases no later than fifteen
(15) days prior to the Sale Hearing. Sellers and Buyer shall take all commercially reasonable steps necessary to have all such Additional Equipment Leases assumed by the relevant Sellers and assigned to Buyer or its designated Affiliate. Additional Equipment Leases will be treated as Assumed Contracts for purposes of this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Except as set forth in Sellers' Disclosure Schedule delivered to Buyer concurrently herewith ("SELLERS' DISCLOSURE SCHEDULE"), each Seller hereby represents and warrants to Buyer as follows (Sellers' Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in this
ARTICLE IV, and the disclosure in any paragraph shall qualify only the corresponding section of this ARTICLE IV, unless the disclosure contained in such paragraph contains such information so as to enable a reasonable person to determine that such disclosure qualifies or otherwise applies to other sections of this ARTICLE IV):

          Section 4.1 ORGANIZATION AND GOOD STANDING. Other than as a result of each Seller commencing its respective Case, each Seller and Securex (a) is a corporation or a limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Massachusetts or the State of Delaware, as applicable, (b) subject to any necessary authorizations from the Bankruptcy Court, has full corporate or company power, as applicable, and authority to own, lease and operate its properties and carry on the Business as it is now being conducted and (c) is duly qualified or licensed to do business and in good standing in each jurisdiction set forth on SCHEDULE 4.1.

          Section 4.2 EXECUTION AND EFFECT OF AGREEMENT. Subject to obtaining Bankruptcy Court approval pursuant to the Approval Order, each Seller has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby and the performance of each Seller's obligations hereunder have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, following the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court pursuant to the Approval Order, will constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

          Section 4.3 NO CONTRAVENTION. Subject to obtaining the approval of the Bankruptcy Court pursuant to the Approval Order, neither the execution and delivery of this

Agreement nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any provision of any Seller's certificate of incorporation or bylaws, (b) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or accelerate the performance required by, any of the terms of any material Assumed Contract or other material Contract to which any Seller is a party or by which it is bound, except to the extent any of the foregoing is not enforceable due to operation of applicable bankruptcy law or the Approval Order and except to the extent that such Contract is not assumable under 365(c) of the Bankruptcy Code, (c) violate or conflict with any, Order of any court, Governmental Entity or arbitrator, or any Law applicable to any Seller, or (d) result in the creation of any Lien upon any of the Assets (other than with respect to the Assumed Mortgage).

          Section 4.4 THIRD PARTY APPROVALS. Except for (a) the Approval Order and (b) any other third-party approvals as are reflected on SCHEDULE 4.4 hereto, the execution, delivery and performance by each Seller of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Sellers.

          Section 4.5 SUBSIDIARIES. Other than any interest in any other Seller and Securex, no Seller or Securex has any Subsidiaries or owns, directly or indirectly, any capital stock or subordinated debt of, or other equity interests in, any Person, or is a member of or participant in any Person. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock, membership interests or other securities of Securex or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Securex, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the issued and outstanding membership interests of Securex are owned beneficially by a Seller.

          Section 4.6 SECUREX LIABILITIES. Securex has no Liabilities (absolute, accrued, contingent, unknown or otherwise) which are required by GAAP to be reflected on a balance sheet except for (i) Liabilities which arose in the ordinary course of business after the formation of Securex, and (ii) Liabilities set forth on SCHEDULE 4.6, except to the extent such Liabilities would not, individually or in the aggregate, be materially adverse to Securex.

          Section 4.7 TAXES. Each Seller, Securex and each consolidated group (for federal income Tax purposes) of which any Seller or Securex is a member has timely filed all material returns, reports, statements and forms required to be filed by any applicable federal, state, local or foreign Tax Laws (each, a "TAX RETURN"), or requests for extensions have been timely filed and any such extensions have been granted and have not expired, and all such Tax Returns were correct and complete in all material respects. All material Taxes required to be paid with respect to the periods covered by such Tax Returns have been or will be timely paid in full or discharged by order of the Bankruptcy Court or an adequate reserve has been established therefor in accordance with GAAP. There are no liens for material Taxes on any of the assets of JBAK Canton and Securex (other than liens for current Taxes not yet due and payable).

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          Section 4.8 COMPLIANCE WITH LAW. To the Knowledge of Sellers, each
Seller and Securex (a) has complied with all Laws applicable to the Business and/or the Assets, except where the failure to comply has not had a Material Adverse Effect and (b) is not in default in respect of any commitment letter or similar undertaking to, is not subject to any Order by, and has not adopted any board resolutions at the request of, any Governmental Entity (a "GOVERNMENTAL DIRECTIVE"), except for defaults, Orders or Governmental Directives which, individually or in the aggregate, would not have a Material Adverse Effect.

          Section 4.9 GOVERNMENTAL PERMITS. SCHEDULE 2.1(d) lists each Permit of each Seller and Securex, except where the failure to have such Permit would not, individually, or in the aggregate, have a Material Adverse Effect.

          Section 4.10 SECUREX LITIGATION.

          (a) There are no Proceedings pending, or to the Knowledge of Sellers, threatened in writing, against Securex at law or in equity before any court, arbitrator or other Governmental Entity, that would, if adversely determined against Securex, individually, or in the aggregate, be materially adverse to Securex.

          (b) Securex is not a party to any Governmental Directive affecting the operation of the Business or the Assets that would, individually, or in the aggregate, be materially adverse to Securex.

          Section 4.11 REAL ESTATE; REAL PROPERTY LEASES.

          (a) Securex does not own, and has never owned, any real property and does not hold an option to acquire any real property.

          (b) SCHEDULE 2.1(a) lists each of the Real Property Leases (true and complete copies of which have been provided or made available to Buyer as of the date hereof) entered into by any Seller or Securex, each of which, to the Knowledge of Sellers, has not been terminated.

          Section 4.12 CONTRACTS. SCHEDULE 2.1(e) sets forth a true and complete list of each of the material Assumed Contracts (true and complete copies of which have been provided or made available to Buyer as of the date hereof), other than non-Inventory and Inventory purchase orders entered into in the ordinary course of business consistent with past practice.

          Section 4.13 INTELLECTUAL PROPERTY.

          (a) SCHEDULE 2.1(i) sets forth a true and complete list and summary description of all Owned Intellectual Property that is Filed. To the Knowledge of Sellers, each Seller designated on such Schedule owns or holds valid rights to use the Intellectual Property set forth on such Schedules.

          (b) No suit, action, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding is pending or has been threatened or asserted in writing concerning any Owned Intellectual Property.

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          Section 4.14 LABOR MATTERS.

          (a) No Seller or any of its Subsidiaries is a party to any labor or collective bargaining agreement with respect to its employees relating to the Business.

          (b) Sellers have not taken any action relating to the Business at any single site of employment in the 90-day period prior to the Closing Date that would constitute a "mass layoff" or "plant closing" within the meaning of the WARN Act, or any similar state or local Law, or otherwise trigger notice requirements or liability under any local or state plant closing notice Law.

          (c) Sellers will promptly provide to Buyer a true, complete and correct list, as of the most recent practicable date, of each employee of Sellers, together with each employee's (i) starting date of employment, (ii) job title and (iii) present hourly or, if salaried, annual compensation rate, and a true, complete and correct list, as of the most recent practicable date, with respect to such employees without reference to compensation rate.

          Section 4.15 EMPLOYEE BENEFITS.

          (a) SCHEDULE 4.15(a) contains a list of the Benefit Plans of Sellers that Buyer is assuming, including (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, covering current or former employees of Sellers, or which Sellers maintain or to which Sellers have an obligation to contribute or to which Sellers may have liability (contingent or otherwise) and (ii) each pension, profit-sharing, retirement, hospitalization, salary continuation, tuition assistance or other medical, life or other insurance, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement covering current or former employees of Sellers or which Sellers maintain or sponsor or to which they contribute, whether subject to the Law of the United States or a foreign Law. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans."

          (b) None of the Benefit Plans is subject to Title IV of ERISA or
Section 412 of the Code.

          (c) To the Knowledge of Sellers, each Benefit Plan has been administered in all material respects in accordance with its terms. There is no pending or, to the Knowledge of Sellers or their Subsidiaries, threatened in writing legal action, suit or claim relating to the Benefit Plans, except where such pending or threatened legal action, suit or claim has not or would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) No Seller has engaged in the transactions contemplated by this Agreement for the evasion of liability under Section 4069 of ERISA.

          Section 4.16 INSURANCE. SCHEDULE 4.16 lists the insurance policies maintained by any Seller relating to the Business.

          Section 4.17 BROKERS AND FINDERS. Except for Robertson Stephens, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission

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which is payable by Sellers in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur.

          Section 4.18 FINANCIAL STATEMENTS. The financial statements attached as SCHEDULE 4.18 are true and correct in all material respects for the periods reflected thereon and accurately reflect for such periods the operating results of the ongoing components of the Business.

          Section 4.19 MORTGAGE.

          (a) The Property (as defined in the Assumed Mortgage) subject to the Assumed Mortgage has not been sold, transferred or assigned.

          (b) No default has occurred and is continuing under the Assumed Mortgage, the Note (as defined in the Assumed Mortgage) or the Security Documents (as defined in the Assumed Mortgage).

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Except as set forth in Buyer's Disclosure Schedule delivered to Sellers concurrently herewith ("BUYER'S DISCLOSURE SCHEDULE"), Buyer hereby represents and warrants to Sellers as follows (Buyer's Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in this
ARTICLE V, and the disclosure in any paragraph shall qualify only the corresponding section of this ARTICLE V, unless the disclosure contained in such paragraph contains such information so as to enable a reasonable person to determine that such disclosure qualifies or otherwise applies to other sections of this ARTICLE V):

          Section 5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

          Section 5.2 EXECUTION AND EFFECT OF AGREEMENT. Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Buyer's obligations hereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          Section 5.3 NO CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions effected hereby will (i) violate or conflict with any provision of Buyer's certificate of incorporation or by-laws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or accelerate the performance required by, any of the terms of any material Contract to which Buyer is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or any Law applicable to Buyer.

          Section 5.4 THIRD PARTY APPROVALS. Except for any third party approvals as are reflected on SCHEDULE 5.4 hereto, the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Buyer.

          Section 5.5 BROKERS AND FINDERS. Except for Credit Suisse First Boston, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission which is payable by Buyer in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur.

          Section 5.6 FUNDS. Buyer, as of the Closing Date, will have sufficient unrestricted funds to consummate the transactions contemplated by this Agreement.

          Section 5.7 ORGANIZATIONAL DOCUMENTS. Copies of the articles of incorporation and by-laws of Buyer (i) will be delivered to Sellers on the Closing Date, (ii) will be reasonably acceptable to Sellers and (iii) are accurate and complete, without any amendment, modification or supplement.

          Section 5.8 INVESTIGATION AND EVALUATION. Execution of this Agreement shall constitute Buyer's representation that Buyer has requested and been provided with the opportunity to review and examine originals or copies of such documents of or relating to the Business and the Assets and the transactions contemplated by this Agreement as Buyer has deemed necessary or desirable to evaluate the merits of purchasing the Assets and assuming the Assumed Liabilities and Buyer has made its determination to do so solely based upon its own analysis. Buyer understands and agrees that Sellers make and have made no representations in connection with the purchase and transfer by Buyer of the Assets and Assumed Liabilities other than those expressly contained herein or in the Assignment and Assumption Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

          Section 6.1 CONDUCT OF BUSINESS. From and after the date hereof and until the Closing Date:

          (a) Each Seller shall use commercially reasonable efforts in the context of the Cases to cause the Business to be conducted in the ordinary course and consistent with the present, Post-Petition, conduct of the Business.

          (b) Each Seller shall be permitted to remove cash from the cash registers after the close of business each day, consistent with past practices; PROVIDED, HOWEVER, that Sellers shall keep Four Hundred Dollars ($400) in each of Sellers' Stores on the Closing Date.

          (c) Seller shall provide Buyer with copies of any amendment to or termination of any Assumed Contract described under Section 6.1(d)(iii).

          (d) Each Seller agrees it will not, without the prior consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

          (i) materially change the general character of the Business or enter into a material new line of Business or cease a material current line of Business; PROVIDED, HOWEVER, that the foregoing shall not apply to the conversion of the stores previously operated under the "REPP" or "B&T Factory Store" trade names into stores that are or will be operating under the "Casual Male Premier", "Casual Male" or "Casual Male Outlet" trade names, including any actions relating to such rebranding or conversion of such business lines or other rebranding or conversion of other portions of the Business (including, without limitation, e-commerce, catalogue and retail outlet operations) to utilize the "Casual Male" trade name;

          (ii) amend any organizational documents of Securex, except to the extent as may be reasonably necessary to consummate the transactions contemplated by this Agreement;

          (iii) enter into, or make any amendment of, or terminate, any Assumed Contract (other than the Continued Employee Loans) or Real Property Leases, other than in the ordinary course of business, which amendment or termination, would have a Material Adverse Effect;

          (iv) except in accordance with policies, practices or agreements in effect on the date hereof, enter into or amend any employment, consulting or severance agreement with, or grant any severance pay to, any Continued Employee or increase the compensation of any Continued Employee other than in the ordinary course of business consistent with the present, Post-Petition, conduct of the Business in the context of the Cases;

          (v) establish any new Benefit Plan or broaden eligibility for, or materially increase the benefits provided by, any such plan except to the extent required by law, the plan or any insurance carrier providing benefits under an existing plan;

          (vi) intentionally take any action with the principal purpose of discouraging the executive employees as of the date hereof, from continuing to be employed by the Business prior to the Closing Date; PROVIDED, HOWEVER, that Sellers shall not be obligated to modify or enhance any compensation or benefits to such employees to encourage them to remain employed prior to the Closing Date; or

          (vii) enter into or agree to enter into any agreement or arrangement in violation of the foregoing.

          (e) Nothing in this Section 6.1 shall obligate any Seller to pay any Claim or Liability arising prior to the commencement of the Cases.

          Section 6.2 ACCESS. From the date hereof until the Closing Date, each Seller shall allow Buyer's employees, agents and Representatives during regular business hours to make such investigation of the Business and each Seller's books and records related thereto, as Buyer reasonably deems necessary or advisable, and each Seller shall instruct its employees to cooperate in any such investigation; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with the business or operations of each Seller; PROVIDED FURTHER, HOWEVER, that no Seller shall be required to take any action which would constitute a waiver of the attorney-client privilege; PROVIDED FURTHER, HOWEVER, that Sellers shall provide Buyer with an explanation of the basis for the assertion of any such privilege (without Sellers being required to waive such privilege in providing such explanation). From and after the Closing Date until the closure of Sellers' Cases, but in no event later than two (2) years from the Closing Date, Buyer shall keep such books and records in a manner consistent with each Seller's past practice and such books and records shall not be destroyed or removed from their present location; PROVIDED, HOWEVER, that Buyer may destroy any such books and records, upon three (3) weeks prior written notice to Sellers. Within such two (2)-year time period, each Seller, at Buyer's expense, shall have the right for any proper purpose, upon reasonable notice to Buyer, to inspect and make copies of the same, and to have access to, and use of, all personnel at any time during regular business hours to assist with the wind-down of Sellers' estates and Cases, including assistance with the reconciliation of any third-party Claim in respect of which Seller may have Liability hereunder; PROVIDED, HOWEVER, that such inspection and access shall not materially interfere with the business or operations of Buyer. After such two (2)-year time period, should Buyer plan or otherwise intend to destroy or remove such books and records from their present location, Buyer must provide written notice to Sellers at least three (3) weeks prior to the date that such books and records are to be destroyed to allow Sellers to make copies or otherwise obtain such books and records. In addition, Buyer shall provide Sellers with reasonable office space, and use of office equipment, in accordance with SCHEDULE 6.2 hereof, at no cost to Sellers, to use in connection with the wind-down of Sellers' estates and Cases from and after the Closing Date until the closure of Sellers' Cases, but in no event later than two (2) years from the Closing Date.

          Section 6.3 PUBLIC ANNOUNCEMENTS. No party shall issue a press release or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by Law, by obligations pursuant to any listing agreement with any national securities exchange or over-the-counter market or with respect to filings to be made with the Bankruptcy Court in connection with this Agreement (in which case the party required to make such public statement shall notify the other party and shall consult with such other party prior to making such public statement), without the prior consent of the other, which consent shall not be unreasonably withheld.

          Section 6.4 REASONABLE EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto shall use its respective reasonable, good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may request, in connection with Sellers' preparation and filing of applications and motion papers, including the Sale Motion, needed to obtain Bankruptcy Court approval of the transactions contemplated by this Agreement, and shall execute any additional instruments necessary to consummate the transactions contemplated hereby, whether before or after the Closing.

          Section 6.5 NOTIFICATION OF CERTAIN MATTERS. Each Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any written objection, litigation or administrative proceeding that challenges the transactions contemplated hereby or the entry of the Approval Order.

          Section 6.6 EMPLOYEES.

          (a) BENEFITS. Each Seller shall terminate all persons who are employees of the Business (the "EMPLOYEES") on the Closing Date and who shall remain employees of the Business after the Closing Date. Prior to Closing, Buyer shall offer full-time employment effective as of the Closing to all Employees (other than part-time Employees who shall be offered substantially equivalent part-time employment effective as of the Closing), whether or not such Employees are actively at work on the Closing Date (including, Employees on vacation, sick leave, short-term disability and long-term disability). Each such offer of employment by Buyer shall be for a substantially similar position as such Employee held immediately prior to the Closing and at the same salary or regular wage rate received by such Employee immediately prior to the Closing Date. Buyer shall provide the Employees who accept Buyer's offer of employment ("CONTINUED EMPLOYEES") with employee benefits that are substantially comparable, in the aggregate, to the benefits received by the Continued Employees immediately prior to the Closing Date. Buyer shall provide all Continued Employees with credit for their service with Sellers for all purposes under Buyer's employee benefit plans, including eligibility and vesting, and shall ensure that Continued Employees are credited for all deductibles and out-of-pocket expenses incurred by the Continued Employees during the calendar year in which the Closing Date occurs. Buyer shall not during the 90-day period beginning on the Closing Date terminate the employment of Continued Employees of the Business so as to cause any "plant closing" or "mass layoff" (as those terms are defined in the WARN
Act) such that Sellers have any obligation under the WARN Act that Sellers otherwise would not have had absent such terminations. Sellers and Buyer shall cooperate in sending a mutually acceptable communication to Employees prior to the Closing Date regarding continued employment and other employment related matters.

          (b) ALTERNATIVE TAX PROCEDURE. Pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Buyer and Sellers shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will be relieved from filing a Form W-2 with respect to any Continued Employees who actually commence such employment with Buyer and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Continued Employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by Sellers). Each Seller shall provide Buyer on a timely basis with all payroll and employment-related information with respect to each employee of a Seller who accepts employment with Buyer.

          Section 6.7 FURTHER ASSURANCES. On and after the Closing Date, the parties shall take all appropriate action and shall execute all documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the provisions hereof.

          Section 6.8 FURTHER AGREEMENTS. Each Seller authorizes and empowers Buyer on and after the Closing Date to receive and to open all mail received by Buyer relating to the Assets, the Business or the Assumed Liabilities and to deal with the contents of such communications in any proper manner. Each Seller shall promptly deliver to Buyer any mail or other communication received by such Seller after the Closing Date pertaining to the Assets, the Business or the Assumed Liabilities. Buyer shall promptly deliver to the applicable Seller any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, each Seller shall refer all inquiries with respect to the Business, the Assets and the Assumed Liabilities to Buyer, and Buyer shall refer all inquiries with respect to the Excluded Assets and the Excluded Liabilities to the applicable Seller.

          Section 6.9 PAYMENT OF TRANSFER TAXES AND TAX FILINGS.

          (a) Except to the extent as provided in the Approval Order pursuant to
Section 1146(c) of the Bankruptcy Code, all Transfer Taxes arising out of the transfer of the Assets and the other transactions contemplated hereby and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Buyer. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Approval Order or, on or before the due date for such Transfer Taxes, Buyer shall provide an appropriate resale exemption certificate or other evidence acceptable to Sellers of exemption from such Transfer Taxes. Sellers and Buyer shall cooperate to timely prepare and file any returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Buyer shall timely pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly following the filing thereof furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Sellers.

          (b) Each party shall furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

          Section 6.10 UTILITIES AND BANK ACCOUNTS.

          (a) As soon as is practicable, following the Closing, Sellers and Buyer shall cooperate so as to cause the gas, water, telephone, electric, and other utility companies to transfer Sellers' accounts for the operation of the Business to Buyer and Sellers shall only be responsible for the payment of all charges incurred therefor through the Closing Date. Sellers shall use their reasonable efforts to assist Buyer, upon request of Buyer, in commencing services with the gas, water, telephone, electric or other utility companies with respect to the operation of the Business.

          (b) Each Seller shall deliver to Buyer all information necessary for Buyer to take possession of, and make use of, the current bank accounts for all Stores and will use reasonable efforts to facilitate the transfer of such bank accounts from each Seller to Buyer; PROVIDED, HOWEVER, that each Seller shall remove and retain all cash from such bank accounts.

          Section 6.11 PRORATION OF TAXES AND CERTAIN CHARGES. Except as provided elsewhere in this Agreement, including, without limitation, in Section
6.9 and Section 6.10, all real property, personal property and similar ad valorem Taxes (such Taxes, "ASSET TAXES") levied, interest and other charges associated with the Assumed Mortgage (subject to Section 6.23), charges of rent and other occupancy expenses (including, without limitation, common area maintenance charges) related to the operation of the Business, and all installments of special assessments or other charges paid with respect to the Assets, for any period that includes the Closing Date but does not terminate on the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Buyer as of the Closing Date. All refunds, rents, fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that Sellers shall be entitled to the portion applicable to the period up to but not including the Closing Date and Buyer shall be entitled to the portion applicable from and after the Closing Date. If Asset Taxes or charges are paid or payments are received by Buyer, on the one hand, or Sellers, on the other hand, the proportionate amount of such Asset Taxes or charges paid or payments received shall be paid promptly by (or to) the other after such Asset Taxes or charges are paid or payments are received. Charges assessed based upon usage of utility or similar services shall be prorated based upon meter readings taken on the Closing Date. Prorations of items that accrue or are due after the Closing Date may be calculated as each item to be prorated accrues or comes due, provided that each such proration shall be calculated not later than five (5) Business Days after the party requesting proration of any item obtains the information required to prorate the item.

          Notwithstanding anything to the contrary in this Agreement, after the Closing, neither Buyer nor any Seller shall assert any claim against the other in respect of any credit, offset, adjustment or reimbursement for underpayment or overpayment of Asset Taxes, interest and other charges associated with the Assumed Mortgage (subject to Section 6.23) or lease related expenses (including, without limitation, real estate Taxes, personal property Taxes, utilities, common area maintenance charges, deposits, and prepaid expenses).

          Section 6.12 BULK SALES. Each of the parties hereto waives compliance with any applicable provisions of the Uniform Commercial Code Article 6 (Bulk Sales or Bulk Transfers) or analogous provisions of Law, as adopted in the states in which the Business is conducted as such provisions may apply to the transactions contemplated by this Agreement.

          Section 6.13 [RESERVED.]

          Section 6.14 [RESERVED.]

          Section 6.15 INSURANCE DEDUCTIBLES. Sellers' estates shall remain liable for the payment of any deductible under the insurance policies described in Section 2.1(m) with respect to any Claim arising from events occurring prior to the Closing Date (other than Assumed Liabilities).

          Section 6.16 LEASE/CONTRACT REJECTION OPTIONS.

          (a) From the date hereof, through May 13, 2002, Buyer shall have the option to designate, in writing (the "LEASE REJECTION DESIGNATION") up to fifteen (15) Real Property Leases (other than the Canton Real Property Lease) (the "REJECTED LEASES") which Buyer does not elect to have Sellers assume and assign to Buyer (the "LEASE REJECTION OPTION"), in which case such Rejected Leases shall not constitute Real Property Leases under this Agreement. The Inventory located in the Stores that are the subject of the Rejected Leases (the "REJECTED STORES") shall constitute Assets hereunder (the "REJECTED STORE INVENTORY") and Buyer shall have twenty (20) days after the Closing Date to remove such Rejected Store Inventory from the subject Stores, at Buyer's expense (the "REJECTED STORE INVENTORY REMOVAL DEADLINE"). Neither Buyer nor Sellers shall operate the Rejected Stores during the period after the Closing Date. Buyer shall be responsible for all costs related to the Rejected Leases and the Rejected Stores during the period between the Closing Date and the date that Buyer vacates the respective Rejected Store(s) in broom clean condition (the "REJECTED STORE VACATE DATE"). The Rejected Leases shall be deemed rejected by Sellers on the later of (i) the date that is five (5) Business Days after Sellers provide the respective landlord under such Real Property Leases that such lease has been designated as a Rejected Lease, which notice shall be provided by Sellers no later than five (5) Business Days prior to the Rejected Store Inventory Removal Deadline, and (ii) the first day after the Rejected Store Vacate Date.

          (b) From the date hereof, through May 13, 2002, Buyer shall have the option to designate, in writing (the "CONTRACT REJECTION DESIGNATION") the Contracts that are related exclusively to the Rejected Stores (the "REJECTED CONTRACTS") which Buyer does not elect to have Sellers assume and assign to Buyer (the "CONTRACT REJECTION OPTION"), in which case such Rejected Contracts shall not constitute Contracts under this Agreement. The Rejected Contracts shall be deemed rejected by Sellers on the later of (i) the date that is five
(5) Business Days after Sellers provide the respective third party to such Rejected Contract with written notice that such contract has being rejected, which notice shall be provided by Sellers no later five (5) Business Days prior to the Rejected Store Inventory Removal Deadline, and (ii) the first day after the Rejected Store Vacate Date; PROVIDED, HOWEVER, that Buyer shall be responsible for all costs related to the Rejected Contracts during the period between the Closing Date and the respective Rejected Store Vacate Date.

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          (c) Buyer shall indemnify and hold Sellers harmless from, and be solely liable for, all liabilities against Sellers, arising out of or related to, the rejection of the Rejected Leases and/or Rejected Contracts, including, but not limited to, rejection damage Claims by landlords under the Real Property Leases under Section 502(b)(6) of the Bankruptcy Code, any employee claims (including termination and severance claims) and any WARN and similar state Law Liabilities under any Rejected Contracts, in each case, only to the cash amounts that Sellers would be obligated to disburse to the holders of such Claim or Liability under the provisions of the Bankruptcy Code, which amounts shall be paid by Buyer to Sellers within twenty (20) days from Buyer's receipt of written notice from Sellers of the next projected distribution date and the projected distribution under Sellers' confirmed chapter 11 plan or plans.

          Section 6.17 REGULATORY APPROVAL.

          (a) Each of Sellers and Buyer will use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement or the Assignment and Assumption Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each of Sellers and Buyer agree to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date hereof but in no event later than five (5) Business Days after the date hereof, (ii) use commercially reasonable efforts to assist each other in making any and all filings under the HSR Act, and (iii) take such other action as may be reasonably required in connection with any and all filings under the HSR Act. Neither Sellers nor Buyer will take any action that will have the effect of delaying, impairing or impeding the receipt of any required approval.

          (b) If, in order to properly prepare documents required to be filed with governmental authorities (including future filings under the HSR Act) or its financial statements, it is necessary that either Sellers or Buyer be furnished with additional information relating to the Business, the Assets or the Assumed Liabilities, and such information is in the possession of the other party, such party agrees to use its best efforts to furnish such information in a timely manner to such other party, at the cost and expense of the party being furnished such information.

          Section 6.18 AVOIDANCE ACTION. No Seller shall commence, prosecute, or assign any Avoidance Action against the trade vendors as mutually agreed upon by Sellers and Buyer, for purposes of seeking an affirmative recovery against such trade vendors; PROVIDED, HOWEVER, that Sellers may pursue such Avoidance Actions against such trade vendors in order to offset or reduce or otherwise mitigate any claim(s) being pursued by such trade vendor against Sellers' estates. No Seller shall commence, prosecute, or assign any Avoidance Action under Section 547 of the Bankruptcy Code for purposes of seeking an affirmative recovery; PROVIDED, HOWEVER, that Sellers may pursue such Avoidance Actions under Section 547 of the Bankruptcy Code in order to offset or reduce or otherwise mitigate any claim(s) being pursued against Sellers' estates.

                                      -30-
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          Section 6.19 LIMITED LICENSE. Buyer hereby grants Sellers a fully-paid license to use Buyer's corporate names and tradenames for the limited purpose of effectuating the wind-down of Sellers' estates.

          Section 6.20 WORK `N GEAR. In the absence of an agreement between Sellers and Buyer with respect to the operation of Work `n Gear, until the earlier of the closing of the sale of the assets of Work `n Gear and the first anniversary of the Closing Date, Buyer shall use commercially reasonable efforts to continue to operate such business in the ordinary course consistent with the past practice of Sellers for the account of Sellers but in a manner contemplated by the Transition Services Agreement.

          Section 6.21 REAL PROPERTY LEASES. Sellers shall provide Buyer with updated Real Property Leases as such updates become available to Sellers.

          Section 6.22 CONTINUED EMPLOYEE LOANS. Buyer shall forgive the Continued Employee Loans in accordance with the terms thereof as such Continued Employee Loans may be modified prior to the Closing Date. Sellers shall be permitted to modify such Continued Employee Loans at any time prior to the Closing Date, without the consent of Buyer, notwithstanding anything to the contrary in Section 6.1(d)(iii).

          Section 6.23 CONSENT FEES. Subject to the time periods set forth in
Section 2.3(m), Buyer shall pay all consent, assumption, transfer or other fees or expenses in connection with the assumption or prepayment of the Assumed Mortgage.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

          Section 7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES. The respective obligations of Buyer, on the one hand, and Sellers on the other hand, to close under this Agreement, shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) NO INJUNCTION. No preliminary or permanent injunction or other order issued by, and no Proceeding or Order by or before, any Governmental Entity in the United States or by any United States Governmental Entity, nor any Law or Order promulgated or enacted by any United States Governmental Entity, shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

          (b) THE APPROVAL ORDER. The Bankruptcy Court shall have entered the Approval Order. The "APPROVAL ORDER" shall be an order or orders of the Bankruptcy Court, in form and substance reasonably acceptable to Sellers and Buyer, approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, such order shall find and provide, among other things, that (a) the Assets, subject to the Bankruptcy Court's jurisdiction, shall be sold to Buyer pursuant to this Agreement and shall be transferred to Buyer free and clear of all Liens and Liabilities of any Person, such Liens and Liabilities to attach to the Purchase Price payable pursuant to Section 3.2; (b) Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby;
(c) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (d) Buyer is not acquiring or assuming any Sellers' or any other Person's Liabilities except as expressly provided in this Agreement; (e) all Assumed Contracts, Equipment Leases and Real Property Leases shall be assumed by Sellers and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code and, as required by this Agreement, Sellers shall be obligated to pay all Cure Amounts in respect thereof, and Buyer shall have no obligation to pay, or any Liability for, such Cure Amounts and, thereafter Sellers shall have no further Liability under such Assumed Contracts, Equipment Leases and Real Property Leases pursuant to Section 365(k) of the Bankruptcy Code; (f) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section 10.10 hereof; and
(g) this Agreement and the transactions and instruments contemplated hereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of Sellers and their estates.

          (c) CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of third Persons as are necessary in connection with the transactions contemplated by this Agreement shall have been obtained, except for such consents, waivers, authorizations and approvals which would not materially and adversely affect the Business (it being agreed and acknowledged by Buyer and Sellers that the consents required to assign the Assumed Mortgage to Buyer pursuant to that certain Mortgage and Security Agreement, dated as of December 30, 1996, by and between JBAK Canton, as mortgagor, and The Chase Manhattan Bank, as mortgagee, shall not be a condition to the Closing) and such consents and approvals which are not required due to the entry by the Bankruptcy Court of the Approval Order. All waiting periods under the HSR Act shall have expired or been terminated.

          Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to close under this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following additional conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Seller contained herein shall be true and correct in all respects on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date), except to the extent that any failures of such representations and warranties to be true and correct, individually or when aggregated with any other such failures, does not have a Material Adverse Effect.

          (b) PERFORMANCE OF AGREEMENTS. Sellers shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or at the Closing Date, except where the failure to perform such obligations or agreements would not, individually or in the aggregate, have a Material Adverse Effect.

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          (c) CLOSING DELIVERIES. Sellers shall have performed in all respects all obligations and agreements in Section 3.1(b).

          (d) NOTICE OF SALE MOTION AND HEARING. Sellers shall have given and published notice of the Sale Motion and Sale Hearing as required by the Scheduling Order.

          (e) NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred, since the date hereof.

          (f) FIRPTA CERTIFICATES. Each Seller shall furnish to Buyer, on or before the Closing Date, a copy of a statement, dated no more than thirty (30) days prior to the Closing Date, issued by such Seller pursuant to Treasury Regulation Section 1.1445-2(b), certifying as to such Seller's non-foreign status.

          (g) ASSIGNMENT AND ASSUMPTION AGREEMENT. Sellers and Buyer shall have entered into an assignment and assumption agreement, the form of which is attached hereto as Exhibit A, relating to (i) the assumption by Buyer of the Assumed Liabilities and (ii) the assignment of all membership interests in Securex.

          Section 7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS. The obligation of Sellers to close under this Agreement is subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following additional conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall be true and correct in all respects on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date), except to the extent that any failures of such representations and warranties to be true and correct, individually or when aggregated with any other such failures, does not, on the part of Buyer, materially and adversely affect Buyer's ability to consummate the transactions contemplated hereby.

          (b) PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or at the Closing Date.

          (c) CLOSING DELIVERIES. Buyer shall have performed in all respects all obligations and agreements in Section 3.1(c).

          (d) DEPOSIT. Sellers shall have received the Cash Deposit and the Guaranty (as both terms are defined in Section 3.5).

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                                  ARTICLE VIII

                                   TERMINATION

          Section 8.1 TERMINATION OF AGREEMENT. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the
Closing:

          (a) By mutual written consent of Buyer and Sellers;

          (b) By Sellers or Buyer if the Closing shall not have occurred on or before May 30, 2002 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, or contributed to, the failure of the Closing to occur before such date;

          (c) [Reserved];

          (d) By Sellers, if Buyer shall have breached in any material respect any of its representations and warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Buyer prior to the Outside Date and (2) renders any condition under Sections 7.1 and
7.3 hereof incapable of being satisfied prior to the Outside Date;

          (e) By Buyer, (i) if any Seller or Sellers collectively shall have breached in any material respect any of their respective representations and warranties contained in this Agreement or (ii) if any Seller or Sellers collectively failed to perform in any material respect any of their covenants or other agreements contained in this Agreement, which breach or failure to perform
(1) is incapable of being cured by Sellers prior to the Outside Date and (2) renders any condition under Sections 7.1 and 7.2 hereof incapable of being satisfied prior to the Outside Date;

          (f) By Sellers or Buyer, upon written notice to the other party, if the Bankruptcy Court or any other Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action (which Order or other action the party seeking to terminate shall have used all of its reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 6.4 hereof) enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 8.1(f) has fulfilled its obligations under Section 6.4 hereof;

          (g) [Reserved]; or

          (h) By Sellers or Buyer, if any event occurs which renders satisfaction of one or more conditions set forth in Article VII impossible; PROVIDED, HOWEVER, that Sellers or Buyer, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 8.1(h) if the impossibility results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement.

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          Section 8.2 NO LIABILITIES IN EVENT OF TERMINATION. In the event of any termination of the Agreement pursuant to Section 8.1, (i) written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, (ii) this Agreement shall forthwith become wholly void and of no further force and effect, (iii) if applicable, the Cash Deposit shall be returned to Buyer pursuant to Section 8.3 hereof, and (iv) there shall be no liability on the part of Buyer or Sellers, except that the obligations of Sellers and Buyer under Section 10.1 shall remain in full force and effect and except that if this Agreement shall be terminated pursuant to Sections 8.1(d) or (e) hereof, the breaching party shall remain liable to the non-breaching party for costs, expenses and damages incurred by its breach.

          Section 8.3 TREATMENT OF CASH DEPOSIT UPON TERMINATION.

          (a) If Buyer terminates this Agreement in breach of Section 8.1 hereof or if Sellers terminate this Agreement pursuant to Section 8.1(b) (provided the failure to have a Closing on the date specified is due to a breach by Buyer),
Section 8.1(d), Section 8.1(f) (provided Buyer has not fulfilled its obligations under Section 6.4) or Section 8.1(h) (provided the impossibility has resulted from the breach of a representation, warranty or covenant by Buyer) or if Buyer otherwise refuses or is incapable of closing the transactions contemplated by this Agreement, then Sellers shall be entitled to retain the Cash Deposit and shall have no further obligations to Buyer.

          (b) Provided that Buyer is not in breach of this Agreement, if Sellers terminate this Agreement in breach of Section 8.1 hereof or if Buyer terminates this Agreement pursuant to Section 8.1(a) (unless otherwise mutually agreed by the parties), Section 8.1(b) (provided the failure to have a Closing on the date specified is not due to a breach by Buyer), Section 8.1(e), Section 8.1(f) (provided Buyer has fulfilled its obligations under Section 6.4) or Section 8.1(h) (provided the impossibility has not resulted from the breach of a representation, warranty or covenant by Buyer), then Sellers shall return the Cash Deposit to Buyer by wire transfer in immediately available funds within two
(2) Business Days as required by Section 3.5 hereof.

          Section 8.4 [RESERVED.]

          Section 8.5 ABANDONMENT. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.1, this Agreement shall become void and of no further force or effect, except for the provisions of Section 6.3 relating to publicity. Nothing in this Section 8.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

          Section 9.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the

Closing hereunder, and neither party shall have any liability to the other after the Closing for any breach thereof. The representations and warranties set forth in this Agreement constitute the only representations and warranties made by Sellers and Buyer with respect to the transactions contemplated hereby, and the property transferred pursuant hereto, and such representations and warranties supersede all representations and warranties, written or oral, previously made by Sellers or Buyer. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SUCH OTHER WARRANTIES BEING SPECIFICALLY DISCLAIMED BY SELLERS. Buyer further agrees that, to the extent the Closing occurs the Assets being sold hereunder will be sold AS IS, WHERE IS and WITH ALL FAULTS and without any warranty or representation whatsoever, except as specifically stated herein. The parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder (including the covenant contained in Section 6.22 hereof whether or not such covenant is performed before or after the Closing), and each party hereto shall be liable to the other after the Closing for any breach thereof.

          Section 9.2 INDEMNIFICATION.

          (a) Each Seller shall, jointly and severally, indemnify and hold Buyer and its Affiliates harmless against and in respect of loss, damage, claim, Liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including interest, penalties and reasonable attorneys' fees (collectively, the "DAMAGES"), arising out of, resulting from or relating to all Excluded Liabilities.

          (b) Buyer shall indemnify and shall hold Sellers and their Affiliates harmless against and in respect of any Damages, arising out of, resulting from or relating to:

          (i) all Liabilities of Buyer under this Agreement, including without limitation, all Assumed Liabilities and Liabilities under Section 6.16;

          (ii) the termination of employment of a Continued Employee; and

          (iii) any Liability to Sellers as a result of a breach by Buyer under
     Section 6.6 hereof.

          (c) In the event that any Person shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such Person (the "INDEMNIFIED PARTY") may assert a claim for indemnification by providing written notice to the party from whom indemnification is being sought (the "INDEMNIFYING PARTY"), stating the amount of Damages, if known, and the nature and basis of such claim (the "NOTICE"). In the case of Damages that arise or may arise by reason of any third-party claim, promptly after receipt by an Indemnified Party of written notice of the assertion of any claim or the commencement of any action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnified Party shall give Notice to the Indemnifying Party and shall thereafter keep the Indemnifying Party reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. In case any such claim is made or action is brought against any Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnified Party within thirty (30) days after receipt of the Notice. If the Indemnifying Party shall assume the defense of such claim or action, it shall have the right to settle such claim or action; PROVIDED, HOWEVER, that it shall not settle such claim or action without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if such settlement (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnified Party from all Liability with respect to such claim or action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. As long as the Indemnifying Party is contesting any such claim or action in good faith, the Indemnified Party shall not pay or settle such claim or action. Following delivery of notice of its intention to assume the defense of any claim or action hereunder, the Indemnifying Party shall not be liable hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, FURTHER, HOWEVER, that if the defendants in any action shall include both an Indemnifying Party and any Indemnified Party and such Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to such Indemnified Party, such Indemnified Party shall have the right to separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; PROVIDED, FURTHER, HOWEVER, that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel for all Indemnified Parties, taken together.

          (d) If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any claim or action within the prescribed period of time, or shall notify the Indemnified Party that it will not assume the defense hereof, then the Indemnified Party may assume the defense of such claim or action, in which event it may do so acting in good faith, and the Indemnifying Party shall be bound by any determination made in any such action, PROVIDED, HOWEVER, that the Indemnified Party shall not be permitted to settle any such action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. No such determination or settlement shall affect the right of the Indemnifying Party to dispute the Indemnified Party's claim for indemnification hereunder. The Indemnifying Party shall be permitted to participate in the defense of such claim or action and to employ counsel at its own expense. If the Indemnifying Party chooses to assume the defense of any claim or action pursuant hereto, the Indemnified Party shall cooperate in such defense, which cooperation shall include the retention and the provision to the Indemnifying Party of records and information which are reasonably relevant to such defense, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, including providing such employees to serve as witnesses.

          (e) The right to indemnification pursuant to this Article IX shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any covenant or obligation. The waiver of any condition to the obligation of a party to consummate the transactions contemplated by this Agreement, where such condition is based on the performance of or compliance with any covenant or obligation, shall not affect the right of an Indemnified Party to indemnification, payment of an Indemnified Party's Damages, or other remedy based on such covenant or obligation.

          (f) Any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                                   ARTICLE X

                                  MISCELLANEOUS

          Section 10.1 EXPENSES.

          (a) Except as otherwise expressly provided in this Agreement including this Section 10.1, whether or not the transactions contemplated hereby are consummated, each party shall bear all costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby.

          (b) [Reserved.]

          (c) Sellers and Buyer shall share equally in the cost of the filing fee required under the HSR Act.

          Section 10.2 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assigned, delegated or otherwise transferred, by Buyer or by any Seller; PROVIDED, HOWEVER, that Buyer may assign its rights and obligations hereunder to one or more entities formed by Buyer or an Affiliate of Buyer solely for the purpose of engaging in the transactions contemplated hereby and that has not engaged in any other business activity; PROVIDED FURTHER, HOWEVER, that no such assignment shall relieve Buyer of its liabilities and obligations hereunder if such assignee does not perform such obligations, including satisfying the requirements of adequate assurance of future performance; and PROVIDED FURTHER, HOWEVER, that this Agreement may be assigned to one or more trustees appointed by the Bankruptcy Court to succeed to the rights of any Seller. Sellers agree to enter into such amendments to, or restatements of, this Agreement and the exhibits hereto as may be reasonably required to give effect to this Section 10.2, so long as such amendments or restatements do not adversely affect the rights of Sellers hereunder or thereunder in Sellers' reasonable judgment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other Person shall have any right, benefit or obligation hereunder.

          Section 10.3 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of Sellers and Buyer, or their respective successors or permitted

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assigns and, except as provided in Section 10.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any Seller or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of any Seller or Buyer, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective Affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated thereby.

          Section 10.4 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be delivered in person, by nationally recognized overnight courier or facsimile transmission (with such facsimile transmission confirmed by sending a copy of such notice, request, instruction or other document by nationally recognized overnight courier or certified mail, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

          If to Sellers:               Casual Male Corp.
                                       555 Turnpike Street
                                       Canton, Massachusetts 02021
                                       Attention:  Chief Executive Officer
                                       Copy to:  General Counsel
                                       Fax: (781) 821-5174

          With a copy to:              Cadwalader, Wickersham & Taft
                                       100 Maiden Lane
                                       New York, New York 10038
                                       Attention:  Adam C. Rogoff, Esq.
                                       Fax: (212) 504-6666

          If to Buyer:                 Designs, Inc.
                                       66 B Street
                                       Needham, Massachusetts 02494
                                       Attention:  Chief Financial Officer
                                       Fax: (781) 433-7462

          With a copy to:              Kramer Levin Naftalis & Frankel LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       Attention:  Peter G. Smith, Esq.
                                       Fax: (212) 715-8000

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party. Rejection, any refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

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          SECTION 10.5 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED AND
INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED, IN ACCORDANCE WITH THE BANKRUPTCY CODE AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ANY PROVISIONS CONTAINED HEREIN RELATING TO THE CONVEYANCE OF INTERESTS IN REAL PROPERTY SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, IN EACH CASE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION.

          Section 10.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including all Schedules hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. Except as set forth herein or in any certificate delivered pursuant hereto, no party (or any employee or agent thereof) makes any representation or warranty, express or implied, to any other party with respect to this Agreement or the transactions contemplated hereby. No supplement, modification or amendment of this Agreement (including any Schedule hereto) shall be binding unless the same is executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party against whom the waiver is to be effective and shall not be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. Unless this Agreement shall have been terminated pursuant to Section 8.1, except with regard to Sections 6.2, 6.6, 6.7, 6.9, 6.15, 6.18, 6.19, 6.20, 6.22 and 6.23, the sole remedy of the parties against each other in connection with this Agreement and the transactions contemplated hereby shall be the indemnifying rights set forth in
Article IX.

          Section 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          Section 10.8 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is declared invalid or unenforceable by any court of competent jurisdiction, (a) a suitable and equitable provision shall be substituted therefor by such court in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

          Section 10.9 HEADINGS. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

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          SECTION 10.10 EXCLUSIVE JURISDICTION. WITHOUT LIMITING ANY PARTY'S
RIGHT TO APPEAL ANY ORDER OF THE BANKRUPTCY COURT, (A) THE BANKRUPTCY COURT SHALL RETAIN EXCLUSIVE JURISDICTION TO ENFORCE THE TERMS OF THIS AGREEMENT AND TO DECIDE ANY CLAIMS OR DISPUTES WHICH MAY ARISE OR RESULT FROM, OR BE CONNECTED WITH, THIS AGREEMENT, ANY BREACH OR DEFAULT HEREUNDER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND (B) ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, SUITS AND PROCEEDINGS RELATED TO THE FOREGOING SHALL BE FILED AND MAINTAINED ONLY IN THE BANKRUPTCY COURT, AND THE PARTIES HEREBY CONSENT TO AND SUBMIT TO THE JURISDICTION AND VENUE OF THE BANKRUPTCY COURT AND SHALL RECEIVE NOTICES AT SUCH LOCATIONS AS INDICATED IN SECTION 10.4 HEREOF.

          SECTION 10.11 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING REGARDING THIS AGREEMENT OR ANY PROVISION HEREOF.

          Section 10.12 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other party hereto would be irreparably damaged in the event Sections 6.2, 6.6, 6.7, 6.9, 6.15, 6.18, 6.19, 6.20, 6.22 and 6.23 of this
Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto shall be entitled, after the Closing, to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in the Bankruptcy Court, in addition to any other remedy to which the parties may be entitled, at law, in equity or pursuant to this Agreement.

          Section 10.13 THIRD-PARTY BENEFICIARIES. Sellers and Buyer hereby agree that for the purposes of Section 6.22 hereof, the Continued Employees referred to in Section 6.22 shall be third-party beneficiaries of this Agreement. Notwithstanding the foregoing, nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement.

          Section 10.14 SCHEDULES. Each of the parties hereto shall (a) give prompt notice to the other party of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty by such party contained in this Agreement to be untrue or inaccurate in any material respect, at or prior to the Closing Date and shall promptly deliver to the other party an amended or supplemental Schedule to such representation or warranty, and (b) give prompt notice to the other party of any failure of such party to comply with or satisfy any covenant, condition or agreement to be materially complied with, or satisfied in any material respect, by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 10.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. No notification under this Section
10.14 shall be deemed to cure any breach or default or event of default or render any representation or warranty incomplete or inaccurate.

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          Section 10.15 COUNTING. If the due date for any action to be taken under this Agreement (including, without limitation, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

          Section 10.16 SERVICE OF PROCESS. Each party irrevocably consents to the service of process in any action or proceeding by receipt of mailed copies thereof by national courier service or registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to
Section 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

          Section 10.17 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          Section 10.18 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to, delivered with and identified to this Agreement are a part of this Agreement the same as if fully set forth herein and all references herein to any Section of this Agreement shall be deemed to include a reference to any Schedule named therein.

          Section 10.19 INTERPRETATION.

          (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (e) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

          (f) All references to any financial or accounting terms shall be defined in accordance with GAAP.

          Section 10.20 PREPARATION OF THIS AGREEMENT. Buyer and Sellers hereby acknowledge that (i) Buyer and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) both Buyer and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of

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this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

          Section 10.21 POWER OF ATTORNEY. After the Closing, each Seller (each, a "Grantor") shall constitute and appoint Buyer, and its successors and assigns, Grantor's true and lawful attorney and attorneys, with full power of substitution, in Grantor's name and stead, but on behalf, for the benefit and at the expense of Buyer, its successors and assigns, to demand and receive any and all of the Assets, and to execute and deliver receipts, releases and such other instruments or documents as Buyer may reasonably deem necessary or appropriate in connection with the demand and receipt of the same, and any part thereof, and from time to time to institute and prosecute in Grantor's name, or otherwise, for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relating to the Assets which Buyer, its successors or assigns shall deem desirable, Grantor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Grantor or by its dissolution or in any manner or for any reason whatsoever. Notwithstanding the foregoing, no such action by Buyer, its successors and assigns shall impose any Liability or obligation upon, or otherwise require any payment from, any Seller as Grantor. Buyer shall have no rights under this Section 10.21 with respect to Excluded Assets or Excluded Liabilities.

          Section 10.22 WGS ASSETS. Notwithstanding anything in this Agreement to the contrary, WGS Corp. is only a party to this Agreement for the purpose of selling the assets set forth in Section 2.1(r) (the "WGS ASSETS") and all representations, warranties, covenants and agreements of WGS contained in this Agreement are expressly limited to the WGS Assets.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of Sellers and Buyer as of the date first above written.

                                   BUCKMIN INC.
                                   CASUAL MALE CORP.
                                   ELM EQUIPMENT CORP.
                                   ISAB INC.
                                   JBAK CANTON REALTY, INC.
                                   JBI APPAREL INC.
                                   JBI HOLDING COMPANY INC.
                                   JBI INC.
                                   LP INNOVATIONS INC.
                                   MORSE SHOE INC.
                                   MORSE SHOE INTERNATIONAL INC.
                                   SPENCER COMPANIES INC.
                                   TCM HOLDING COMPANY INC.
                                   TCMB&T INC.
                                   THE CASUAL MALE INC.
                                   WHITE CAP FOOTWEAR, INC.
                                   WGS CORP.

                                   By:       /s/ Michael A. O'Hara
                                      ------------------------------------------
                                      Name:  Michael A. O'Hara
                                      Title: First Senior Vice President
                                             Corporate Affairs, General
                                             Counsel & Secretary

                                   By:       /s/ Jay Scheiner
                                      ------------------------------------------
                                      Name:  Jay Scheiner
                                      Title: Executive Vice President

                                   DESIGNS, INC.

                                   By:       /s/ Dennis R. Hernreich
                                      ------------------------------------------
                                      Name:  Dennis R. Hernreich
                                      Title: Senior Vice President and
                                             Chief Financial Officer